UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2007

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 9.01.    Financial Statements and Exhibits

Item 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

On April 30, 2007, International Assets Holding Corporation (the "Company") filed a Form 8-K to report the planned acquisition of the outstanding equity capital of Gainvest Argentina Asset Management S.A., Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion, Gainvest do Brasil Asset Management Ltda. and other affiliates (collectively, the "Gainvest Companies").

The acquisition was consummated on May 14, 2007.

In the Form 8-K, the Company indicated that it would file certain financial information relating to the acquisition no later than July 13, 2007. In this connection, the Company originally assumed that it would be required to file financial statements for the Gainvest Companies because the Company believed that the acquisition of the Gainvest Companies would exceed the conditions for filing specified in Rule 3-05 of Regulation S-X.

The Company subsequently determined that the acquisition of the Gainvest Companies, even when treated as a 'single business combination' under Rule 3-05(a)(3) of Regulation S-X, would not exceed any of the conditions for filing specified in Rule 3.05 and Rule 1-02(w) of Regulation S-X.

As a result, the Company is not required to file any financial statements for the Gainvest Companies under Rule 3.05 or any pro forma financial statements under Article 11 of Regulation S-X.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: July 12, 2007	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
Chief Executive Officer